                                                              Free Writing Prospectus
                                                              Filed Pursuant to Rule 433
                                                              Registration Statement No. 333-162195
                                                              Dated January 12, 2010

Deutsche Bank Liquid Commodity Index
Suite of Mean Reversion Indices

January 2010

                                                                                Deutsche Bank
                                                                                                1

Mean Reversion Indices

Executive Summary
DBLCI - Mean Reversion (MR) Index
DBLCI - Mean Reversion Enhanced (MRE) Index
DBLCI - Mean Reversion Enhanced 15 (MRE15) Index
DBLCI - Mean Reversion "Plus" (MR+) Index

Appendix
Types of Returns in a Commodity Index
Mean Reversion
Momentum
Optimized Yield
Target Volatility
Comparative Statistics
Market Data Sources
Important Considerations

                                                                                Deutsche Bank
                                                                                                2

Mean Reversion Indices

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                                                                                                3

Executive Summary
The Evolution of Commodity Markets

o    Commodities are an asset class in their own right and exhibit unique characteristics such as historically low correlation with traditional asset classes and a positive correlation with inflation

o    Deutsche Bank is one of the largest providers of non-benchmark commodity indices with a comprehensive suite of commodity index products aimed at enhancing beta returns and extracting market neutral alpha returns in the commodity space

o    An investment in a commodity index is a simple way for investors to gain exposure to the asset class while insulating them from the mechanics of rolling future contracts and posting collateral

o    As the commodity market has evolved, Deutsche Bank has created new indices that may benefit from the special features of the asset class

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                                                                                                4

Enhanced Beta
Introduction

- The Deutsche Bank suite of Mean Reversion indices seeks to enhance returns by altering traditional commodity index construction rules related to: Relative value asset allocation (Mean Reversion); Market momentum filter (Momentum); Futures Rolling Methodology (Optimized Yield); Controlled Risk (Target Volatility)

	Mean Reversion	Momentum	Optimized Yield	Target Volatility
DBLCI-MR	✓			
DBLCI-MR "Plus"	✓	✓		
DBLCI-MR Enhanced	✓		✓	
DB MR Enhanced TV 15	✓		✓	✓

Deutsche Bank

5

DBLCI - Mean Reversion (MR) Excess Return
Relative Value Asset Allocation

Key Features

o    Components: Tracks the performance of 6 commodity futures: Aluminum, WTI Crude Oil, Heating
     Oil, Gold, Corn and Wheat

o    Transparency: The DBLCI-MR is a rules-based index with the closing level and weights published daily on Bloomberg (DBLCMMCL) and DBIQ

o    Dynamic Weights: Seeks to underweight relatively expensive commodities and overweight relatively cheap commodities among six of the most liquid futures contracts in four sectors:
     Energy, Base Metals, Precious Metals, Agriculture

o    Rebalancing: A rebalancing will occur whenever one of the commodities undergoes a "trigger event." A trigger event occurs when the one-year moving average price of the commodity trades
     +/- 5% than the five-year moving average

o    Roll Frequency and Method: Fixed monthly roll for Energy components, fixed yearly roll for
     Metals and Agriculture components

                                                                                Deutsche Bank
                                                                                                6

DBLCI - Mean Reversion (MR) Excess Return
Performance Analysis

Index Returns*                                                                  Annual Returns*
[graphic omitted]                                                               [graphic omitted]

Performance Analysis*                                                           Historical 12 Month Volatility*
                                                                                [graphic omitted]
January 2000 - December
2009                            DBLCI-MR        DJUBS           S&P-GSCI
Annualized Returns              10.4%           4.2%            2.2%
Volatility                      19.9%           18.2%           26.3%
Sharpe Ratio                    0.52            0.23            0.08
Maximum Drawdown                -62.8%          -57.1%          -71.6%
  Start Date                    Jul-08          Jul-08          Jul-08
  End Date                      NA              NA              NA
Max Monthly Consecutive
Loss                            -59.0%          -54.5%          -67.8%
  Start Date                    Jul-08          Jul-08          Jul-08
  End Date                      Feb-09          Feb-09          Feb-09
Max/Min Returns
  Rolling 12 Months             84%/-56.3%      39.9%/-52.7%    74.8%/-64.8%
  Rolling 3 Months              33.3%/-43.1%    24.7%/-39.7%    34.4%/-53.4%
Average Monthly Returns         1.0%            0.5%            0.5%
% Months with Gains             58.3%           55.8%           54.2%
Correlation
  DJUBS                         0.81            1.00            0.92
  S&P-GSCI                      0.79            0.92            1.00

*  Source: Deutsche Bank, 2010, Bloomberg. DBLCI-MR has been retrospectively calculated and did not exist prior to February 28, 2003.
   Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DBLCI-MR Index would have been lower than the
   Index as a result of fees and/or costs.
   Statistics shown is for excess return indices

                                                                                Deutsche Bank
                                                                                                7

 DBLCI - MEAN REVERSION (MR) EXCESS RETURN (CONT'D)
 Performance Analysis

 MONTHLY RETURNS ANALYSIS*
-------------------------------------------------------------------------------------------------------------
            2000       2001      2002       2003      2004      2005      2006      2007      2008      2009
-------------------------------------------------------------------------------------------------------------
   Jan      4.52%     -1.92%    -0.03%      6.30%     4.32%    -0.54%     5.16%     1.82%     2.28%   -10.77%
   Feb      2.40%     -1.18%     3.60%      5.33%     7.09%     6.77%     3.15%     4.33%    11.81%    -2.58%
   Mar     -1.04%     -5.22%     7.20%     -7.21%     2.03%     1.03%    -1.24%    -2.72%     0.07%     4.40%
   Apr     -3.46%      2.71%     0.18%     -5.06%     1.52%    -4.11%     3.00%     0.27%     4.03%     1.66%
   May      3.92%     -3.48%    -1.00%      9.09%     3.20%     1.03%     3.58%     0.18%     6.17%    12.25%
   Jun     -0.80%     -2.74%     3.45%     -0.89%    -3.36%    -0.41%    -3.88%     5.00%     8.18%     4.54%
   Jul     -7.03%      3.67%     0.62%      3.02%     5.15%     3.77%    -0.74%     5.22%    -7.93%     3.11%
   Aug      3.92%      1.46%     6.32%      4.26%    -0.30%    -5.72%    -1.80%    -0.71%    -8.25%    -2.06%
   Sep     -0.68%     -5.34%     2.63%     -5.14%     7.62%     1.78%     3.48%    10.46%   -10.28%    -0.31%
   Oct     -1.50%     -2.56%    -4.33%      4.37%     2.45%    -4.23%    15.12%     9.40%   -20.22%     6.06%
   Nov      1.60%     -0.45%    -0.27%      2.94%    -3.37%    -1.10%     8.98%    -2.19%   -11.90%     2.77%
   Dec      0.92%     -2.20%     7.05%      3.84%    -2.37%     5.47%     0.14%     5.86%   -11.36%     2.94%
-------------------------------------------------------------------------------------------------------------
 ANN.RTN.   2.16%    -16.35%    27.73%     21.21%    25.85%     2.96%    39.22%    42.49%   -35.43%    22.29%
-------------------------------------------------------------------------------------------------------------

HISTORICAL WEIGHTING*

100%
 90%
 80%
 70%
 60%       [graphic omitted]
 50%
 40%
 30%
 20%
 10%
  0%
      1999  2000  2001  2002  2003  2004  2005  2006  2007  2008  2009
       Energy    Industrial metals    Precious metals   Agriculture

INDEX CONSTITUENTS*

   UNDERLYING        BASE WEIGHT         CURRENT WEIGHT
   Light Crude          35.00%              37.33%
      Corn              11.25%              4.56%
      Wheat             11.25%              6.21%
      Gold              10.00%              0.88%
   Heating Oil          20.00%              28.73%
    Aluminium           12.50%              22.30%

*    Source: Deutsche Bank, 2010, Bloomberg.

     The DBLCI-MR Index has been retrospectively calculated and did not exist prior to February 28, 2003. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DBLCI-MR Index would have been lower than the Index as a result of fees and/or costs.

     Weights of Index Constituents are as of 31-Dec-2009

                                                                                Deutsche Bank
                                                                                                8

DBLCI – Mean Reversion Enhanced (MRE) Excess Return
Relative Value Asset Allocation with Optimized Roll Methodology

Key Features

- **Components:** Tracks the performance of 12 commodity futures: Aluminum, Nickel, Zinc, Copper, Lead, WTI Crude Oil, Natural Gas, Gold, Silver, Corn, Wheat and Soybeans
- **Transparency:** The DBLCI-MRE is a rules-based index with the closing level and weights published daily on Bloomberg (DBLCMREU) and DBIQ
- **Dynamic Weights and Diversification:** Seeks to underweight relatively expensive commodities and overweight relatively cheap commodities among twelve of the most liquid futures contracts in four sectors: Energy, Base Metals, Precious Metals, Agriculture. Single commodity allocations are subject to a 35% cap [1] in order to avoid concentration and ensure adequate diversification
- **Rebalancing:** A rebalancing will occur if on the monthly rebalance date, the one-year moving average price of one or more commodities trade +/- 5% than the five-year moving average
- **Optimizing Roll Returns:** Deutsche Bank's proprietary Optimum Yield ("OY") technology rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

Note:
1 No commodity can have a weight higher than 35%. Only one commodity can have a weight higher than 20%

Deutsche Bank

9

DBLCI - Mean Reversion Enhanced (MRE) Excess Return
Performance Analysis

Index Returns*                                                                  Annual Returns*
[graphic omitted]                                                               [graphic omitted]

Performance Analysis*                                                           Historical 12 Month Volatility*
                                                                                [graphic omitted]
January 2000 - December         DBLCI-MR
2009                            Enhanced        DBLCI-MR        DJUBS
Annualized Returns              11.9%           10.4%           4.2%
Volatility                      17.9%           19.9%           18.2%
Sharpe Ratio                    0.66            0.52            0.23
Maximum Drawdown                -55.9%          -62.8%          -57.1%
  Start Date                    Jul-08          Jul-08          Jul-08
  End Date                      NA              NA              NA
Max Monthly Consecutive
Loss                            -53.8%          -59.0%          -54.5%
  Start Date                    Jul-08          Jul-08          Jul-08
  End Date                      Feb-09          Feb-09          Feb-09
Max/Min Returns
  Rolling 12 Months             71.2%/-46.5%    84%/-56.3%      39.9%/-52.7%
  Rolling 3 Months              36%/-37.4%      33.3%/-43.1%    24.7%/-39.7%
Average Monthly Returns         1.1%            1.0%            0.5%
% Months with Gains             60.0%           58.3%           55.8%
Correlation
  DBLCI-MR                      0.86            1.00            0.81
  DJUBS                         0.81            0.81            1.00

*  Source: Deutsche Bank, 2010, Bloomberg. DBLCI-MRE has been retrospectively calculated and did not exist prior to July 25, 2008.
   Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DBLCI-MRE Index would have been lower than the
   Index as a result of fees and/or costs.
   Statistics shown is for excess return indices

                                                                                Deutsche Bank
                                                                                                10

DBLCI – Mean Reversion Enhanced (MRE) Excess Return (Cont'd)

Performance Analysis

Monthly Returns Analysis*

	2000	2001	2002	2003	2004	2005	2006	2007	2008	2009
Jan	4.22%	-2.56%	0.80%	7.09%	3.57%	-0.81%	4.87%	3.03%	4.92%	-8.36%
Feb	1.47%	-0.85%	2.18%	0.36%	8.30%	8.49%	1.43%	4.50%	12.53%	-2.81%
Mar	0.38%	-5.16%	5.56%	-5.26%	3.55%	-0.45%	-0.33%	-2.76%	-0.90%	6.13%
Apr	-3.11%	1.73%	-1.28%	-0.72%	-1.78%	-2.30%	4.18%	-0.81%	4.62%	4.37%
May	2.03%	-1.96%	1.29%	6.28%	2.93%	2.07%	2.31%	2.88%	4.98%	14.28%
Jun	-0.93%	-1.09%	2.67%	0.15%	-3.30%	-0.10%	-2.58%	-0.21%	10.49%	1.91%
Jul	-4.56%	4.20%	-1.49%	2.57%	2.07%	3.49%	0.25%	0.17%	-14.39%	7.63%
Aug	3.80%	-0.37%	4.30%	4.20%	1.39%	-5.20%	-2.47%	-1.82%	-6.81%	0.92%
Sep	-0.08%	-3.13%	-0.81%	0.38%	3.80%	2.55%	0.68%	8.83%	-10.44%	2.02%
Oct	-2.61%	-3.04%	-0.15%	6.91%	3.38%	-3.15%	10.49%	7.06%	-21.75%	2.54%
Nov	1.36%	0.70%	0.70%	1.12%	-0.46%	0.20%	8.75%	-2.76%	-5.49%	0.72%
Dec	0.01%	-1.32%	0.99%	6.72%	-1.88%	5.97%	-1.28%	6.63%	-1.75%	4.60%
Ann. Rtn.	**1.59%**	**-12.41%**	**15.52%**	**33.19%**	**23.16%**	**10.43%**	**28.54%**	**26.67%**	**-26.29%**	**37.53%**

Historical Weighting*



100%
80%
60%
40%
20%
0%
1999
2000
2001
2002
2003
2004
2005
2006
2007
2008
2009
NG
Zinc
Gold
Aluminum
WTI
Nickel
Soy
Copper
Corn
Silver
Wheat
Lead

DBLCI-MR Enhanced Index Constituents*

Underlying	Base Weight	Current Weight
DBLCI-OY CL (WTI Sweet Light Crude)	35.00%	33.93%
DBLCI NG (Natural Gas)	5.00%	19.21%
DBLCI-OY MNI (Primary Nickel)	3.60%	12.73%
DBLCI-OY MZN (Zinc)	3.60%	9.30%
DBLCI-OY MAL (Aluminium)	3.60%	8.37%
DBLCI-OY MCU (Copper - Grade A)	3.60%	3.64%
DBLCI-OY W (Wheat)	8.34%	3.20%
DBLCI-OY C (Corn)	8.33%	3.25%
DBLCI-OY MPB (Standard Lead)	3.60%	1.97%
DBLCI-OY S (Soybeans)	8.33%	2.33%
DBLCI-OY GC (Gold)	13.60%	1.12%
DBLCI-OY SI (Silver)	3.40%	0.94%

*Source: Deutsche Bank, 2010, Bloomberg. DBLCI-MRE has been retrospectively calculated and did not exist prior to July 25, 2008. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DBLCI-MRE Index would have been lower than the Index as a result of fees and/or costs.

Weights of Index Constituents are as of 31-Dec-2009

Deutsche Bank

11

DBLCI - Mean Reversion Enhanced TV15 (MRE15) Excess Return
Relative Value Asset Allocation with Optimized Roll Methodology and Target Volatility

Key Features

o    Components: Tracks the performance of 12 commodity futures: Aluminum, Nickel, Zinc, Copper,
     Lead, WTI Crude Oil, Natural Gas, Gold, Silver, Corn, Wheat and Soybeans

o    Transparency: The DBLCI-MRE15 is a rules-based index with the closing level and weights published daily on Bloomberg (DBLCMTEU) and DBIQ

o    Dynamic Weights and Diversification: Seeks to underweight relatively expensive commodities and overweight relatively cheap commodities among twelve of the most liquid futures contracts in four sectors: Energy, Base Metals, Precious Metals, Agriculture. Single commodity allocations are subject to a 35% cap (1) in order to avoid concentration problem and ensure adequate diversification

o    Rebalancing: A rebalancing will occur if on the monthly rebalance date, the one-year moving average price of one or more commodities trade +/- 5% than the five-year moving average

o    Optimizing Roll Returns: Deutsche Bank's proprietary optimum yield ("OY") technology rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

o    Target Volatility: Exposure to the DBLCI-MRE is reset monthly in order to target a realized volatility close to 15%. Exposure = Max (300%, 15% target volatility / 90 day realized volatility)

Note:

1    No commodity can have a weight higher than 35%. Only one commodity can have a weight higher than 20%

                                                                                Deutsche Bank
                                                                                                12

DBLCI - Mean Reversion Enhanced TV15(MRE TV15) Excess Return
Performance Analysis

Index Returns*                                                                  Annual Returns*
[graphic omitted]                                                               [graphic omitted]

Performance Analysis*                                                           Historical 12 Month Volatility*
                                                                                [graphic omitted]
January 2000 - December         DBLCI-MRE       DBLCI-MR
2009                            TV 15           Enhanced        DJUBS
Annualized Returns              14.4%           11.9%           4.2%
Volatility                      15.8%           17.9%           18.2%
Sharpe Ratio                    0.91            0.66            0.23
Maximum Drawdown                -35.0%          -55.9%          -57.1%
  Start Date                    Jul-08          Jul-08          Jul-08
  End Date                      NA              NA              NA
Max Monthly Consecutive
Loss                            -33.5%          -53.8%          -54.5%
  Start Date                    Jul-08          Jul-08          Jul-08
  End Date                      Feb-09          Feb-09          Feb-09
Max/Min Returns
  Rolling 12 Months             79%/-28.4%      71.2%/-46.5%    39.9%/-52.7%
  Rolling 3 Months              25%/-22.2%      36%/-37.4%      24.7%/-39.7%
Average Monthly Returns         1.2%            1.0%            0.5%
% Months with Gains             60.0%           60.0%           55.8%
Correlation
  DBLCI-MR Enhanced             0.88            1.00            0.81
  DJUBS                         0.77            0.81            1.00

*  Source: Deutsche Bank, 2010, Bloomberg. DBLCI-MRE TV15 has been retrospectively calculated and did not exist prior to September 28, 2009. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DBLCI-MRE TV15 Index would have been lower than the Index as a result of fees and/or costs.

   Statistics shown is for excess return indices

                                                                                Deutsche Bank
                                                                                                13

DBLCI–Mean Reversion Enhanced TV15(MRE TV15) Excess Return

Performance Analysis (Cont'd)

Monthly Returns Analysis*

	2000	2001	2002	2003	2004	2005	2006	2007	2008	2009
Jan	5.98%	-5.05%	1.28%	14.98%	4.39%	-0.94%	7.94%	2.82%	4.03%	-2.90%
Feb	2.69%	-1.70%	3.31%	0.60%	8.89%	10.19%	2.17%	3.88%	9.64%	-0.97%
Mar	0.53%	-11.55%	8.97%	-8.58%	4.29%	-0.49%	-0.38%	-2.38%	-0.71%	2.52%
Apr	-3.62%	3.20%	-2.21%	-0.98%	-1.83%	-2.48%	4.48%	-0.70%	2.74%	1.77%
May	2.31%	-3.49%	2.13%	8.98%	2.65%	2.15%	2.53%	2.95%	3.02%	6.86%
Jun	-1.18%	-1.70%	4.60%	0.20%	-2.80%	-0.11%	-2.68%	-0.23%	6.37%	0.89%
Jul	-6.58%	6.56%	-2.48%	3.21%	1.61%	3.33%	0.21%	0.16%	-10.28%	3.42%
Aug	5.38%	-0.48%	6.39%	5.52%	1.20%	-4.38%	-1.92%	-1.69%	-4.31%	0.43%
Sep	-0.12%	-4.08%	-1.07%	0.55%	3.63%	2.25%	0.55%	8.49%	-5.80%	0.94%
Oct	-4.04%	-4.00%	-0.20%	11.40%	4.16%	-3.21%	8.94%	7.02%	-11.95%	1.38%
Nov	2.34%	1.16%	1.11%	1.91%	-0.56%	0.26%	7.41%	-2.84%	-2.27%	0.40%
Dec	0.01%	-2.09%	1.83%	8.33%	-2.33%	9.24%	-1.13%	5.65%	-0.62%	2.73%
Ann. Rtn.	**2.96%**	**-21.83%**	**25.61%**	**53.97%**	**25.18%**	**15.77%**	**30.96%**	**24.84%**	**-11.82%**	**18.57%**

Historical Exposure of MRE TV15 to MRE and Volatility of MRE*



250%
200%
150%
100%
50%
0%
50%
40%
30%
20%
10%
0%
15.5%
15%
2000
2001
2002
2003
2004
2005
2006
2007
2008
2009
Participation(L)
3m Vol(R)
Average vol(R)
Target vol(R)

MRE TV15 Constituents*

Current MRE Weight		65.50%
MRE Underlying	**Base Weight**	**Current Weight**
DBLCI-OY CL (WTI Sweet Light Crude)	35.00%	33.93%
DBLCI NG (Natural Gas)	5.00%	19.21%
DBLCI-OY MNI (Primary Nickel)	3.60%	12.73%
DBLCI-OY MZN (Zinc)	3.60%	9.30%
DBLCI-OY MAL (Aluminium)	3.60%	8.37%
DBLCI-OY MCU (Copper - Grade A)	3.60%	3.64%
DBLCI-OY W (Wheat)	8.34%	3.20%
DBLCI-OY C (Corn)	8.33%	3.25%
DBLCI-OY MPB (Standard Lead)	3.60%	1.97%
DBLCI-OY S (Soybeans)	8.33%	2.33%
DBLCI-OY GC (Gold)	13.60%	1.12%
DBLCI-OY SI (Silver)	3.40%	0.94%

*Source: Deutsche Bank, 2010, Bloomberg. DBLCI-MRE TV15 has been retrospectively calculated and did not exist prior to September 28, 2009. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DBLCI-MRE TV15 Index would have been lower than the Index as a result of fees and/or costs.

Deutsche Bank

Weights of Index Constituents are as of 31-Dec-2009

14

DBLCI - Mean Reversion "Plus" (MR+) Excess Return
Relative Value Asset Allocation with a Market Momentum Filter

Key Features

o    Components: Tracks the performance of 6 commodity futures: Aluminum, WTI Crude Oil, Heating
     Oil, Gold, Corn and Wheat

o    Transparency: The DBLCI-MR+ is a rules-based index with the closing level, weights and exposure published daily on Bloomberg (DBLCMPUE) and DBIQ

o    Dynamic Weights: Seeks to underweight relatively expensive commodities and overweight relatively cheap commodities among six of the most liquid futures contracts in four sectors:
     Energy, Base Metals, Precious Metals, Agriculture

o    Dynamic Allocation: The "Plus" strategy aims to preserve excess returns generated by the
     DBLCI-MR by adjusting its exposure monthly to reflect upward and downward momentum cycles

o    Rebalancing: A rebalancing will occur whenever one of the commodities undergoes a "trigger event." A trigger event occurs when the one-year moving average price of the commodity trades
     +/- 5% than the five- year moving average

o    Roll Frequency and Method: Fixed monthly roll for Energy components, fixed yearly roll for
     Metals and Agriculture components

                                                                                Deutsche Bank
                                                                                                15

DBLCI - Mean Reversion "Plus" (MR+) Excess Return
Performance Analysis

Index Returns*                                                                  Annual Returns*
[graphic omitted]                                                               [graphic omitted]

Performance Analysis*                                                           Historical 12 Month Volatility*
                                                                                [graphic omitted]
January 2000 - December
2009                            DBLCI-MR+       DBLCI-MR        DJUBS
Annualized Returns              11.0%           10.4%           4.2%
Volatility                      14.5%           19.9%           18.2%
Sharpe Ratio                    0.76            0.52            0.23
Maximum Drawdown                -33.0%          -62.8%          -57.1%
  Start Date                    Jul-08          Jul-08          Jul-08
  End Date                      NA              NA              NA
Max Monthly Consecutive
Loss                            -27.1%          -59.0%          -54.5%
  Start Date                    Jul-08          Jul-08          Jul-08
  End Date                      Nov-08          Feb-09          Feb-09
Max/Min Returns
  Rolling 12 Months             81.8%/-31.4%    84%/-56.3%      39.9%/-52.7%
  Rolling 3 Months              28.4%/-26.7%    33.3%/-43.1%    24.7%/-39.7%
Average Monthly Returns         0.9%            1.0%            0.5%
% Months with Gains             52.5%           58.3%           55.8%
Correlation
  DBLCI-MR                      0.85            1.00            0.81
  DJUBS                         0.68            0.81            1.00

*  Source: Deutsche Bank, 2010, Bloomberg. DBLCI-MR+ has been retrospectively calculated and did not exist prior to June 20, 2007. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DBLCI-MR Index would have been lower than the Index as a result of fees and/or costs.

   Statistics shown is for excess return indices

                                                                                Deutsche Bank
                                                                                                16

 DBLCI - MEAN REVERSION "PLUS" (MR +) EXCESS RETURN (CONT'D)
 Performance Analysis

 MONTHLY RETURNS ANALYSIS*
------------------------------------------------------------------------------------------------------------------
              2000       2001      2002      2003       2004      2005       2006      2007       2008       2009
------------------------------------------------------------------------------------------------------------------
   Jan        4.52%     -0.82%    -0.37%     6.00%      4.32%    -0.37%      3.00%     1.18%      2.24%     -0.59%
   Feb        2.40%     -0.54%     0.59%     5.33%      6.67%     3.29%      2.93%     4.41%     11.81%     -0.09%
   Mar       -1.04%     -0.43%     1.82%    -7.21%      2.24%     0.00%     -1.24%    -2.72%      0.07%      0.00%
   Apr       -3.25%      0.19%     0.56%    -4.81%      1.52%    -3.91%      3.00%     0.32%      4.17%     -0.38%
   May        3.26%      0.00%    -1.06%     7.06%      3.16%     0.30%      3.58%    -0.39%      5.70%      2.83%
   Jun       -0.72%      0.00%     0.96%    -0.72%     -3.08%    -0.28%     -3.88%     4.11%      8.18%      1.72%
   Jul       -5.41%      0.00%     0.46%     2.41%      4.96%     1.94%     -0.74%     5.22%     -7.93%     -1.69%
   Aug        1.14%      0.00%     6.32%     3.38%     -0.30%    -4.54%     -1.50%    -0.99%     -8.32%     -2.17%
   Sep        0.12%     -0.71%     2.63%    -4.70%      7.12%     0.69%      0.30%     9.93%     -5.79%     -0.17%
   Oct       -0.96%     -0.11%    -4.22%     3.50%      2.31%    -2.10%      8.63%     9.40%     -7.37%      4.19%
   Nov        1.02%      0.00%    -0.63%     1.68%     -3.34%    -0.54%      8.98%    -2.19%     -1.04%      2.37%
   Dec        0.22%      0.00%     5.88%     3.84%     -3.07%     1.17%     -0.11%     5.76%      0.00%      2.71%
------------------------------------------------------------------------------------------------------------------
 ANN.RTN.     0.90%     -2.40%    13.21%    15.56%     24.07%    -4.53%     24.53%    38.57%     -0.67%      8.87%
------------------------------------------------------------------------------------------------------------------

HISTORICAL EXPOSURE OF MR+ TO MR*

    100%                                                      1,400
                                                              1,200
     80%
                                                              1,000
     60%
                            [graphic omitted]                 800
                                                              600
     40%
                                                              400
     20%                                                      200
      0%                                                      0

    1999  2000  2001  2002  2003  2004  2005  2006  2007  2008  2009

                         Participation(L) DBLCI - MR(R)

    MR+ CONSTITUENTS*

    CURRENT MR WEIGHT                             91.67%
      MR UNDERLYING            BASE WEIGHT   CURRENT WEIGHT
       Light Crude               35.00%           37.33%
          Corn                   11.25%            4.56%
          Wheat                  11.25%            6.21%
          Gold                   10.00%            0.88%
       Heating Oil               20.00%           28.73%
        Aluminium                12.50%           22.30%

*    Source: Deutsche Bank, 2010, Bloomberg. DBLCI-MR+ has been retrospectively calculated and did not exist prior to D] June 20, 2007. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past D] performance is not necessarily indicative of how the Index will perform in the future. The performance of any D] investment product based on the DBLCI-MR Index would have been lower than the Index as a result of fees and/or costs.

     Weights of Index Constituents are as of 31-Dec-2009

                                                                                Deutsche Bank
                                                                                                17

Appendix

                                                                                Deutsche Bank
                                                                                                18

Types of Returns in a Commodity Index
Total Return vs. Excess Return

Stock and Bond returns come from two sources:
Underlying price movement
Dividends (Stocks) or Coupons (Bonds)

Commodity returns come from three sources:
Collateral Yield -->    Interest earned on capital held as collateral
Spot Return -->         Change in front month futures contract
Roll Return -->         Process of buying a futures contract at a premium (negative roll) or discount
                        (positive roll) to the spot price

Excess Return =         Spot Return + Roll Return
Total Return =          Excess Return + Collateral Yield

Collateral yield of 3-Month U.S. Treasury Bills is added to the DBLCI - MR Excess Return to create the DBLCI-MR Total Return

                                                                                Deutsche Bank
                                                                                                19

Mean Reversion

o    The mean reversion methodology overweights "cheap" commodities and underweights "expensive"
     commodities based on their respective 5y moving average price vs. 1y moving average price

                                   Historical Commodity Allocation of the DBLCI-MR since 2006

[graphic omitted]                                      [graphic omitted]

DBLCI-MR Out-performance
to DBLCI

Year     Outperformance
2005        -10.93%
2006         36.15%
2007          7.82%
2008          4.17%
2009 YTD      8.24%

Heavy investment in Corn and Wheat as agricultural commodities are the most historically undervalued. Captures the 2006 Ags rally. Underweighting in Energy also contributed to good performance as energy prices declined significantly in 2006

In 2008 the index increased its weight to Aluminum and reduced its weight to Energy, which was then at historical highs. In retrospect, while the under-weighting in Energy was a good decision, the overweight in Aluminum was not, as Aluminum prices declined significantly

In 2009 the index was overweight in Aluminum and Oil and gained from rallies in both. However, it was underweight in Gold and missed out on the Gold rally.

Note:   Past performance is not a guarantee of future results.
        The Mean Reversion strategy may not always result in outperformance to benchmark commodity indices.
        As a long-only commodity index, if all underlying commodity prices fall, the DBLCI-Mean
        Reversion will also likely result in a negative performance

Source: Bloomberg. Data is as of 30-Nov-2009. DBLCI and DBLCI-MR are calculated retrospectively prior to their Index Live Dates.

                                                                                Deutsche Bank
                                                                                                20

Momentum

o    DBLCI-MR Plus(TM) Excess Return is a dynamic allocation strategy based on the performance of the
     DBLCI-MR(TM) Excess Return Index

o    Mandatory rebalancing takes place on a monthly basis

o    At each monthly rebalancing, the allocation in the DBLCI-MRTM Excess Return strategy is determined based on the performance of the DBLCI-MR(TM) Excess Return over the previous 12 months

o    Twelve performance indicators are built, reflecting the performance of DBLCI-MR(TM) Excess
     Return over previous 12-months,11-months, 10-months ... 3-months, 2-months, 1-month

o    The allocation or component weight to commodities is proportional to the number of times the
     DBCLI-MR(TM) Excess Return performance is greater than zero

o    Rules based momentum strategy with no human intervention, only execution

o    The allocation can be as low as 0% and as high as 100%

                                                    [graphic omitted]

                                          Retrospective lookback over 12 periods

                                                                                Deutsche Bank
                                                                                                21

Optimized Yield
Contract selection to create an "Optimal Yield"

Contract selection and roll return can have a significant impact in the overall return of the index

o    Deutsche Bank's proprietary optimum yield ("OY") technology rolls into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

                       [graphic omitted]

           Longer dated contracts typically have less
     negative carry when the curve slopes upward (contango)

                       [graphic omitted]

Shorter dated contracts typically offer greater positive carry when the curve slopes downward (backwardation)

                                                                                Deutsche Bank
                                                                                                22

Optimized Yield (Cont'd)

   Annualized               Energy sector           Base metals sector
 Excess returns             [graphic omitted]       [graphic omitted]
 from Jan 2000
  to Dec 2009.              Agriculture sector      Precious metals sector
  Most Optimum              [graphic omitted]       [graphic omitted]
 Yield indices
      have
  outperformed
 corresponding
  front-month
rolling indices

Source: Bloomberg. Data as of 31 Dec 2009

All indices have been retrospectively calculated and did not exist prior to May 31, 2006.
Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future.

                                                                                Deutsche Bank
                                                                                                23

Optimized Yield
Available Indices

Commodity	Contract Expiry Date	Bloomberg Ticker
	Energy	
WTI crude oil	22-Jun-10	DBLCOCLE Index
Brent crude oil	15-Sep-10	DBLCYECO Index
Heating oil	28-May-10	DBLCOHOE Index
RBOB gasoline	29-Oct-10	DBLCYERB Index
Gasoil	12-Jul-10	DBLCYEGO Index
Natural gas	27-Aug-10	DBLCYENG Index
	Base Metals	
Aluminum	17-Nov-10	DBLCOALE Index
Copper	17-Mar-10	DBLCYECU Index
Zinc	19-May-10	DBLCYEZN Index
Nickel	18-Aug-10	DBLCYENI Index
Lead	18-Aug-10	DBLCYEPB Index
	Precious Metals	
Gold	28-Apr-10	DBLCOGCE Index
Silver	28-Dec-10	DBLCYESI Index
	Agriculture	
Wheat	14-Jul-10	DBLCOWTE Index
Kansas Wheat	14-Jul-10	DBLCYEKW Index
Corn	14-Dec-10	DBLCOCNE Index
Soybean	12-Nov-10	DBLCYESS Index
Cotton	7-Oct-10	DBLCYECE Index
Sugar	30-Jun-10	DBLCYESB Index
Coffee	19-Mar-10	DBLCYEKC Index
Cocoa	16-Mar-10	DBLCYECC Index

Source: DBIQ, Data as of 31-Dec-2009

Bloomberg Tickers shown are for Excess Return version of the indices

Deutsche Bank

24

Target Volatility

Applying Volatility Targeting to Potentially Control Risk

Monthly rebalancing: Calculated 3rd last business day of the month; Effective first business day of next month

Step I
Realized Volatility Monitoring
Based on Last 90 Days Returns

Step II
Volatility Based Participation
Participation = Target Volatility / Realized Volatility, subject to a max participation of 300%

Step III
Vol Target Index
Return = Participation x Underlying Index Return

Numerical Example: Volatility Target = **15%**

Month	3 Month Realized Volatility (annualized %)	Vol Target Allocation (%)	Underlying Index Return (%)	Volatility Target Return (%)
12	10.00	150.00	+5.00	+7.50
13	12.50	120.00	–1.00	–1.20
14	5.00	300.00	+3.00	+9.00
15	7.50	200.00	–2.00	–4.00
16	15.00	100.00	–5.00	–5.00
17	20.00	75.00	+1.00	+0.75
18	30.00	50.00	-10.00	-5.00

Deutsche Bank

25

Comparative Performance Statistics

	Annualized Returns for Excess Return Indices						
	YTD Return*	1 Year Return	3 Year Return	5 Year Return	10 Year Return	Volatility**	Sharpe Ratio***
Beta allocation indices							
DBLCI TM	10.17%	10.17%	-3.58%	1.02%	7.57%	23.76%	0.32
S&P GSCI TM	13.30%	13.30%	-8.84%	-5.71%	2.17%	25.83%	0.08
DJ-UBSCI SM	18.72%	18.72%	-5.79%	-0.90%	4.19%	17.91%	0.23
Mean reversion based indices							
DBLCI-MR TM	22.29%	22.29%	4.00%	10.02%	10.37%	19.53%	0.53
DBLCI-MR TM 'Plus'	8.87%	8.87%	14.42%	12.24%	11.02%	14.24%	0.77
DBLCI-MR TM 'Enhanced'	32.08%	32.08%	7.23%	11.84%	11.42%	17.57%	0.65
DBLCI-MR TM 'Enhanced TV15'	15.73%	15.73%	8.40%	14.06%	14.16%	15.51%	0.91
Other asset classes							
Equities (S&P 500)	26.46%	26.46%	-5.62%	0.42%	-0.95%	21.82%	
Fixed Income (US Govt. All Total Return)	0.72%	0.72%	5.31%	4.80%	5.60%	2.82%	

* YTD Return is not annualized
** Volatility is calculated as the annualized volatility of the daily lognormal returns over the last 10 years
*** Sharpe Ratio is calculated as a quotient of 10 Year Return and the Volatility
Statistics shown for "Other asset classes" are using Total Return Indices
All indices have been retrospectively calculated and did not exist prior to their respective Index Live Date. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future.

Source: Bloomberg. Data as of 31 Dec 2009

Deutsche Bank

26

Market Data Sources

Bloomberg Tickers and Index Live Dates:

                                                Bloomberg Ticker        Index Live Date
DBLCI(TM) Excess Return                         DBLCMACL [Index]        28 Feb 2003
S&P GSCI(TM) Excess Return                      SPGSCIP [Index]
DJ-UBSCI(TM) Excess Return                      DJUBS [Index]
DBLCI-MR(TM) Excess Return                      DBLCMMCL [Index]        28 Feb 2003
DBLCI-MR Plus(TM) Excess Return                 DBLCMPUE [Index]        20 Jun 2007
DBLCI-MR Enhanced(TM) Excess Return             DBLCMREU [Index]        25 Jul 2008
DBLCI-MR Enhanced(TM) TV 15 Excess Return       DBLCMTEU [Index]        28 Sep 2009
Equities (S&P 500) Total Return                 SPTR [Index]
Fixed Income Total Return                       JHDCGBIG [Index]

                                                                                Deutsche Bank
                                                                                                27

Important Considerations

     The information contained in this presentation does not provide personal investment advice. You should consult with independent accounting, tax, legal and regulatory counsel regarding such matters as they may apply to your particular circumstances.

Strategy Risk

The Mean Reversion strategy described herein aims to underweight relatively expensive commodities and overweight relatively inexpensive commodities based on historical commodity prices. However, indices employing the Mean Reversion strategy may not be successful in achieving this desired objective.

The Optimal Roll Yield strategy described herein aims to maximize the potential roll benefits in backwardated markets and minimize potential roll losses in contango markets by purchasing the relevant new futures contracts that would generate the maximum implied roll yield. However, indices employing the Optimal Roll Yield strategy may not be successful in achieving this desired objective.

The Target Volatility strategy described herein aims to achieve a specified realized volatility in the base index by adjusting the level of participation based on the historical realized volatility of the base index. However, indices employing the Target Volatility strategy may not be successful in achieving this desired objective.

Commodities are speculative and highly volatile, and the risk of loss from investing in financial instruments linked to commodities or commodity indices can be substantial.

Past Performance

An index's performance is unpredictable, and past performance is not indicative of future performance. We give no representation or warranty as to the future performance of any index or investment.

Some of the indices described herein have very limited performance history.

                                                                                Deutsche Bank
                                                                                                27

Important Considerations (Cont'd)

Backtesting

Backtested, hypothetical or simulated performance results discussed herein have inherent limitations. Unlike an actual historical performances, simulated results are achieved by means of the retroactive application of a backtested model itself designed with the benefit of hindsight.
Taking into account historical events, the backtesting of performance also differs from actual account performance because an actual investment strategy may be adjusted any time, for any reason, including a response to material, economic or market factors. The backtested performance includes hypothetical results that do not reflect the deduction of advisory fees, brokerage or other commissions, and any other expenses that a client would have paid or actually paid. Past hypothetical backtest results are neither an indicator nor guarantee of future returns. Actual results will vary, perhaps materially, from the analysis contained herein.

Free Writing Prospectus

Deutsche Bank AG has filed a registration statement (including a prospectus) with the Securities and
Exchange Commission, or SEC, for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents that
Deutsche Bank AG has filed with the SEC for more complete information about Deutsche Bank AG and any such offering. You may obtain these documents without cost by visiting EDGAR on the SEC website at
www.sec.gov. Alternatively, Deutsche Bank AG, any agent or any dealer participating in the offering will arrange to send you the prospectus if you so request by calling toll-free 1-800-311-4409.

                                                                                Deutsche Bank
                                                                                                29